Exhibit 16
August 2, 2006
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

RE:	Roadhouse Grill, Inc. File No. 0-28930
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Roadhouse Grill, Inc. dated August 2, 2006, and agree with the statements concerning our Firm contained therein.
Very truly yours,